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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement, of our report on the consolidated financial statements of Hilton Hotels Corporation dated January 24, 2001, included with Hilton Hotels Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Los Angeles, California
November 5, 2001

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS